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                                  UNITED STATES
                       SECURITIES AND EXCHANGE COMMISSION
                              Washington, DC 20549



                                    FORM 8-K


                             Current Report Pursuant
                          to Section 13 or 15(d) of the
                         Securities Exchange Act of 1934



        Date of report (Date of earliest event reported) December 7, 2004
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                                    SPSS Inc.
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             (Exact Name of Registrant as Specified in Its Charter)

          Delaware                      000-22194                36-2815480
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(State or Other Jurisdiction of        (Commission            (I.R.S. Employer
Incorporation)                         File Number)          Identification No.)

233 South Wacker Drive, Chicago, Illinois              60606
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(Address of Principal Executive Offices)             (Zip Code)

                                 (312) 651-3000
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              (Registrant's Telephone Number, Including Area Code)

                                 Not Applicable
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          (Former Name or Former Address, if Changed Since Last Report)

            Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):

            [ ] Written communications pursuant to Rule 425 under the Securities
                Act (17 CFR 230.425)

            [ ] Soliciting material pursuant to Rule 14a-12 under the Exchange
                Act (17 CFR 240.14a-12)

            [ ] Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

            [ ] Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

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ITEM 1.01:  ENTRY INTO A MATERIAL DEFINITIVE AGREEMENT

On August 11, 2004, SPSS Inc., a Delaware corporation ("SPSS"), issued a public statement announcing the retirement and resignation of Dr. Edward Hamburg as its Executive Vice President for Corporate Operations, Chief Financial Officer, and Corporate Secretary (the "CFO Position") effective as of August 16, 2004. Since August 16, 2004, Dr. Hamburg has been employed as an Executive Vice President of SPSS and will continue to be so employed through December 31, 2004. Effective January 1, 2005 through January 31, 2007, SPSS will employ Dr. Hamburg as a non-executive employee.

On December 7, 2004, SPSS and Dr. Hamburg entered into an employment agreement setting forth the terms and conditions of his continued employment with SPSS. This agreement is deemed effective as of August 16, 2004, the date on which Dr. Hamburg's resignation from the CFO Position became effective. Under the terms of the employment agreement, from August 16, 2004 through January 31, 2005, Dr. Hamburg will receive a monthly salary equal to the monthly amount he received when serving in the CFO Position. From February 1, 2005 through January 31, 2007, Dr. Hamburg will receive $17,625 per month for his services. Dr. Hamburg will be eligible to receive a bonus payment under the terms of the SPSS 2004 management bonus plan for all periods ending on or before December 31, 2004, the date on which he ceases to be an executive officer of SPSS. Dr. Hamburg will continue to be eligible to participate in both the SPSS equity incentive program and the SPSS employee benefit plans on the same terms as all other SPSS employees while his employment with SPSS continues.

Under the terms of the agreement, Dr. Hamburg's employment with SPSS may be terminated by SPSS for cause or by either SPSS or Dr. Hamburg without cause: (a) upon mutual written agreement; or (b) if Dr. Hamburg accepts employment with another organization. If either SPSS or Dr. Hamburg terminates the employment agreement without cause, Dr. Hamburg will receive a severance payment equal to the sum of the salary payments to which he otherwise would be entitled from the date of such termination through January 31, 2007.

The employment agreement includes a change of control provision which provides that, if Dr. Hamburg's employment is terminated by the surviving entity without cause prior to the one (1) year anniversary of such change of control, he will be entitled to: (a) immediate vesting of all outstanding equity incentives owned by him or, in the event SPSS is acquired by a public company, he may choose between immediate vesting or conversion into equity incentives of the surviving company; and (b) a severance payment equal to the severance payment that Dr. Hamburg would receive if SPSS terminated his employment without cause (as described above). If Dr. Hamburg's employment is not terminated following a change of control, the employment agreement will remain in full force and effect.

SPSS will file the employment agreement as an exhibit to its next periodic report filed with the Securities and Exchange Commission.

Dr. Hamburg has no relationship with SPSS other than the employment agreement described above.



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                                   SIGNATURES


         Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.


                             SPSS INC.

                             By: /s/ Raymond H. Panza
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                                 Raymond H. Panza
                                 Executive Vice President, Corporate Operations,
Dated: December 8, 2004          Chief Financial Officer, and Secretary



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